EXHIBIT 10.4

JOINDER AGREEMENT

     JOINDER AGREEMENT dated as of December 22, 2004 (as amended, modified or supplemented from time to time, this “Agreement”), made by Trizec Holdings Operating LLC, a Delaware limited liability company (the “Additional Borrower”). Except as otherwise defined herein, all capitalized terms used herein and defined in this Credit Agreement (as defined below) shall be used herein as therein defined.

W-I-T-N-E-S-S-E-T-H:

     WHEREAS, Trizec Properties, Inc. (“Trizec”) and Trizec Holdings, Inc. (“Holdings” and together with Trizec, collectively, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), and Deutsche Bank Trust Company Americas, as Administrative Agent have entered into a Credit Agreement, dated as of June 29, 2004 (as amended, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to, and the issuance of Letters of Credit for the account of, the Borrowers as contemplated therein;

     WHEREAS, Trizec has formed the Additional Borrower in accordance with Section 8.04(b) of the Credit Agreement; and

     WHEREAS, pursuant to Section 1.06(g) of the Credit Agreement, the Borrowers are required to cause the Additional Borrower to execute and deliver this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Additional Borrower, the receipt and sufficiency of which are hereby acknowledged, the Additional Borrower hereby makes the following representations and warranties to the Administrative Agent and the Lenders (collectively, the “Creditors”) and hereby agrees with the Creditors as follows:

     1. The Additional Borrower shall be a Credit Party party to the Credit Agreement and the Subordination Agreement as of the date hereof.

     2. The Additional Borrower has executed and delivered to the Administrative Agent on the date hereof (x) a Note in replacement of each Note then outstanding to evidence the joint and several liability of the Borrowers and the Additional Borrower for the indebtedness evidenced thereby, and (y) all relevant officers’ certificates, resolutions, opinions of counsel and other documentation of the type described in Sections 5.02 and 5.03 as the Additional Borrower would have had to deliver if it were a Credit Party party to the Credit Agreement on the Effective Date.

     3. Each of the representations, warranties, and covenants of the Borrowers contained in the Credit Agreement and in the other Credit Documents are hereby made by the Additional Borrower as if the Additional Borrower were a borrower party to the Credit Agreement and such other Credit Documents as of the Effective Date.

     4. The Additional Borrower agrees to do and deliver any and all further acts and other documents as the Administrative Agent may reasonably request in connection with this Agreement.

     5. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     6. This Agreement shall bind the Additional Borrower and inure to the benefit of the Administrative Agent and each of the Lenders and their respective successors and assigns.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

     IN WITNESS WHEREOF, the Additional Borrower has duly executed this Agreement as of the day and year first above written.

TRIZEC HOLDINGS OPERATING LLC

By: Trizec Properties, Inc., its managing member

By:	/s/ TED R. JADWIN

	Name:	Ted R. Jadwin
	Title:	Senior Vice President, Corporate Secretary and General Counsel